POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby authorizes Stuart
Hurwitz to execute for and on behalf of the undersigned, in the undersigned's capacity as a stockholder, officer and/or director of WebSideStory, Inc. (the
"Company") all documentation
related to the Company's initial public offering and any sale of shares of common stock by the undersigned in such public offering, including, without limitation, all forms necessary to be filed by the undersigned with the Securities and Exchange Commission in connection with the undersigned's status as a director and stockholder of the Company, all stockholder consents to approve matters related to the Company's initial public offering and the amendment of the Company's governing documents, all documents related to the undersigned's sale of shares in the initial public offering and any amendments to any agreements to which the undersigned is a party; provided, however, that this power of attorney shall not relieve the undersigned of his fiduciary duties to the Company or allow the attorney-in-fact to act on the undersigned's behalf as to any matters that come before the board of directors of the Company. The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

This
Power of Attorney shall remain in full force and effect until the consummation of the Company's initial public offering, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned
has cause this Power of Attorney to be
executed as of this 14th day of
July, 2004.




 /s/ Agnes L. Barrelet
_________________________________
						Signature




Agnes L. Barrelet									 _________________________________
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